SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             HARTMARX CORPORATION
            (Exact name of registrant as specified in its charter)

                 Delaware                              36-3217140
     (State or other jurisdiction of                (I.R.S. Employer
     incorporation or organization)                Identification No.)

   101 North Wacker Drive, Chicago, Illinois              60606
   (Address of Principal Executive Offices)             (Zip Code)

                           1995 INCENTIVE STOCK PLAN
                                      and
                  1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                           (Full Title of the Plans)

                               Taras R. Proczko
                           Assistant General Counsel
                             Hartmarx Corporation
                            101 North Wacker Drive
                            Chicago, Illinois 60606
                                 312 357-5321
           (Name, address and telephone number of agent for service)

   Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement


                        CALCULATION OF REGISTRATION FEE

                                   Proposed         Proposed
   Title of         Amount of      Maximum          Maximum        Amount of
   Securities to    Shares to be   Offering Price   Aggregate      Registration
   be Registered    Registered(1)  Per Share(2)    Offering Price  Fee
   -----------------------------------------------------------------------------
   Common Stock
   $2.50 Par Value  100,000        $8.25           $825,000.00      $250.00
   -----------------------------------------------------------------------------

   (1) This Registration Statement also covers the stock purchase rights (the "Rights") of the Registrant which are presently attached to and trade with the Common Stock of the Registrant. Any value attributable to the Rights is reflected in the market price of the Common Stock. Such additional securities are also being registered hereby as may become issuable under the Plans as a result of applicable anti-dilution provisions.

   (2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock on the New York Stock Exchange on June 25, 1997.

   In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plans described herein.


                           1995 INCENTIVE STOCK PLAN
                                      and
                  1995 STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
                  -------------------------------------------
                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

        Item 1. Plan Information

                Not required in this registration statement.

        Item 2. Registrant Information and Employee Plan Annual
                Information

                Not required in this registration statement.

        Item 3. Incorporation of Documents by Reference

               The following documents filed by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (Exchange Act File No. 1-8501) with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

               (a) The contents of Registration Statement No. 33-58653, filed on April 17, 1995;

               (b) Annual Report on Form 10-K for the fiscal year ended November 30, 1996;

               (c) Quarterly Report on Form 10-Q for the fiscal quarter ended February 28, 1997;

               (d) Form 10-K/A Amendment No. 1 to Annual Report on Form 10-K for the year ended November 30, 1996, filed on June 26, 1997; and

               (e) The description of the Registrant's rights to purchase preferred stock contained in the Registrant's registration statement on Form 8-A dated January 23, 1996.

               All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Registration Statement and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

        Item 4. Description of Securities

                Not required in this registration statement.

        Item 5. Interests of Named Experts and Counsel

               The validity of the issuance of the shares of Common Stock, and the rights in connection therewith, offered hereby will be passed upon for the Registrant by Taras R. Proczko, Assistant General Counsel of the Registrant. Mr. Proczko holds options covering 17,201 shares of Common Stock.

        Item 6. Indemnification of Directors and Officers

                Not required in this registration statement.

        Item 7. Exemption from Registration Claimed

                Not applicable.

        Item 8. Exhibits

         3. Certificate of Designation, Preference and Rights of Series A Junior Participating Preferred Stock
               (incorporated by reference to Exhibit 3-A-3 to Form 10-K for the year ended November 30, 1995) (1).

         4. Rights Agreement dated as of December 6, 1995, between the Registrant and First Chicago Trust Company of New York (incorporated by reference to Exhibit 4.1 to Form 8-K filed December 29, 1995)
               (1).

         5.    Opinion of Taras R. Proczko, Assistant General
               Counsel of the Registrant.

        23-A.  Consent of Price Waterhouse LLP.

        23-B.  Consent of Taras R. Proczko (included in Exhibit 5).

        24.    Powers of Attorney.

        (1)    File No. 1-8501

        Item 9. Undertakings

                Not required in this registration statement.


                                  SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 27th day of June, 1997.

                                             HARTMARX CORPORATION

                                             By:  /s/ TARAS R. PROCZKO
                                                  Taras R. Proczko
                                             Assistant General Counsel

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

     Signature                     Title                       Date

                              Director, Chairman of
                              the Board and Chief
     -------*-----------      Executive Officer             June 27, 1997
     Elbert O. Hand           (Principal Executive
                              Officer)

                              Director, President, and      June 27, 1997
     -------*-----------      Chief Operating Officer
     Homi B. Patel

                              Executive Vice President,
     -------*-----------      Chief Financial Officer       June 27, 1997
     Glenn R. Morgan          (Principal Financial
                              Officer)

     -------*-----------      Controller                    June 27, 1997
     Andrew A. Zahr           (Principal Accounting
                              Officer)

     -------*-----------      Director                      June 27, 1997
     A. Robert Abboud

     -------*-----------      Director                      June 27, 1997
     Samawal A. Bakhsh

      -------*-----------     Director                      June 27, 1997
     Jeffrey A. Cole


     -------*-----------      Director                      June 27, 1997
     Raymond F. Farley

     -------*-----------      Director                      June 27, 1997
     Donald P. Jacobs

     -------*-----------      Director                      June 27, 1997
     Charles Marshall

     -------*-----------      Director                      June 27, 1997
     Michael B. Rohlfs

     -------*-----------      Director                      June 27, 1997
     Stuart L. Scott

   *By:  /s/ TARAS R. PROCZKO
          Taras R. Proczko
          Attorney-in-Fact


                               EXHIBIT INDEX

         3.    Certificate of Designation, Preference and
               Rights of Series A Junior Participating
               Preferred Stock (incorporated by reference to
               Exhibit 3-A-3 to Form 10-K for the year ended     *
               November 30, 1995) (1).

         4.    Rights Agreement dated as of December 6,
               1995, between the Registrant and First
               Chicago Trust Company of New York
               (incorporated by reference to Exhibit 4.1 to      *
               Form 8-K filed December 29, 1995) (1).

         5.    Opinion of Taras R. Proczko, Assistant
               General Counsel of the Registrant.

        23-A.  Consent of Price Waterhouse LLP.

        23-B.  Consent of Taras R. Proczko (included in
               Exhibit 5).

        24.    Powers of Attorney

        (1)    File No. 1-8501

         *     Documents incorporated by reference